Exhibit 10.22
DOLE FOOD COMPANY, INC.
GRANT NOTICE FOR 2009 STOCK INCENTIVE PLAN
RESTRICTED STOCK
FOR GOOD AND VALUABLE CONSIDERATION, Dole Food Company, Inc. (the “Company”), hereby grants to Participant named below the number of restricted shares of the Company’s common stock, par value $0.001 (the “Common Stock”) specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Dole Food Company, Inc. 2009 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of shares of restricted stock:
Vesting Schedule:

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DOLE FOOD COMPANY, INC.

Participant Signature
By

Title:	Address (please print):

DOLE FOOD COMPANY, INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK
These Standard Terms and Conditions apply to the Award of restricted stock granted pursuant to the Dole Food Company, Inc. 2009 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the restricted stock shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.   TERMS OF RESTRICTED STOCK
Dole Food Company, Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted shares (the “Award” or the “Restricted Stock”) of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.   VESTING OF RESTRICTED STOCK
The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of shares of Restricted Stock as set forth in the Grant Notice. Shares of Restricted Stock that have vested and are no longer subject to forfeiture are referred to herein as “Vested Shares.” Shares of Restricted Stock awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested Shares.” Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon the Participant’s Termination of Employment for any reason (including by reason of death, Retirement or Disability), any then Unvested Shares (after taking into account any accelerated vesting under Section 12 of the Plan or any other agreement between the Participant and the Company (including any accelerated vesting to which the Participant is entitled in the event of a “Qualified Termination” under a Change of Control Agreement between the Participant and the Company), if applicable) held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment.

3.   RIGHTS AS STOCKHOLDER
From and after the Grant Date, the Participant shall have all of the ownership, voting rights, dividend rights and all other rights of a stockholder of the Company with respect to the Restricted Stock, except that such rights as to Unvested Shares shall terminate upon the forfeiture of such Unvested Shares as and to the extent specifically provided in Section 2 above.
4.   RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Vested Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.   INCOME TAXES
To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the Restricted Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. Unless the Participant pays the withholding tax obligations to the Company by cash or check, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the Award (provided that             shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).
6.   NON-TRANSFERABILITY OF UNVESTED SHARES
The Participant represents and warrants that the shares of Restricted Stock are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Unvested Shares may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.
7.   OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock.

Any prior agreements, commitments or negotiations concerning the Restricted Stock are superseded.
8.   LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.
9.   GENERAL
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

10.  ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock via Company web site or other electronic delivery.